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Exhibit 32.1

SECTION 1350 CERTIFICATIONS

        In connection with the Annual Report of Sizmek Inc. (the "Company") on Form 10-K for the year ended December 31, 2014, as filed with the SEC on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2015	By:	/s/ NEIL H. NGUYEN Neil H. Nguyen Chief Executive Officer and President
Date: March 26, 2015	By:	/s/ KENNETH SAUNDERS Kenneth Saunders Chief Financial Officer

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  Exhibit 32.1
  SECTION 1350 CERTIFICATIONS